Exhibit 1.1

EXECUTION COPY

$275,000,000

Sensus Metering Systems Inc.

8 5/8% Senior Subordinated Notes Due 2013

PURCHASE AGREEMENT

December 11, 2003

CREDIT SUISSE FIRST BOSTON LLC
Eleven Madison Avenue,
New York, N.Y. 10010-3629

GOLDMAN, SACHS & CO.
85 Broad Street,
New York, N.Y. 10004

Dear Sirs:

1.  Introductory.  Sensus Metering Systems, Inc., a Delaware corporation (the “Issuer”), which is a wholly owned subsidiary of Sensus Metering Systems (Bermuda 2) Ltd., a company organized under the laws of Bermuda (“Holdings”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the “Purchasers”) $275,000,000 aggregate principal amount of its 8 5/8% Senior Subordinated Notes Due 2013 (the “Notes”).  The Offered Securities are to be issued pursuant to an indenture (the “Indenture”) to be dated as of December 17, 2003, among the Issuer, Holdings and U.S. Bank National Association, as trustee (the “Trustee”).  As part of the acquisition (the “Acquisition”) as described under the heading “The Acquisition” in the Offering Document (as defined herein), the Issuer, pursuant to a stock purchase agreement with Invensys plc and certain of its affiliates (the “Stock Purchase Agreement”), will acquire the metering systems business of Invensys plc described in the Offering Document.  Immediately prior to the consummation of the Acquisition, certain affiliated funds of The Resolute Fund, L.P. that are managed by The Jordan Company, L.P., and GS Capital Partners 2000, L.P. and certain of its affiliated investment partnerships, will indirectly make a cash contribution of not less than $195,000,000 to Holdings (the “Equity Contribution”).  Concurrently with the consummation of the Acquisition, the Issuer will enter into a credit agreement  (together with the related guaranties and security documents, the “Credit Agreement”) among itself, the guarantors named therein, CSFB, as administrative agent, and the lenders named therein.  The Notes will be unconditionally guaranteed (the “Guarantees”) on a senior subordinated basis by Holdings, and immediately upon the consummation of the Acquisition, by each of the Issuer’s domestic subsidiaries set forth on Schedule B (the “Subsidiary Guarantors” and together with Holdings, the “Guarantors”); provided, however, that for purposes of the representations and warranties set forth in Section 2 insofar as they relate to the Subsidiary Guarantors prior to the execution of the counterparts of this Agreement in the form attached as Exhibit A pursuant to Section 6(n), it is agreed and understood that the Issuer and the Guarantors are making such representations and warranties to the best of their knowledge; provided further, however, that for purposes of the certificate to be delivered on the Closing Date pursuant to Section 6(g), all such representations and warranties including the representations and warranties relating to the Subsidiary Guarantors shall be true and correct without giving effect to the knowledge qualifier in the immediately preceding proviso.  The Guarantees and the Notes are collectively referred to as the “Offered Securities”.

The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement, to be dated the Closing Date (as defined herein), among the Issuer, the Guarantors and the Purchasers (the “Registration Rights Agreement”) pursuant to which the Issuer agrees to file a registration statement with the Securities and Exchange Commission (the “Commission”) registering the resale of the Offered Securities under the Securities Act.

This Agreement (including the counterparts to be executed concurrently with the consummation of the Acquisition), the Indenture, the Offered Securities, the Exchange Securities (as defined in the Registration Rights Agreement) and the Registration Rights Agreement (including the counterparts to be executed concurrently with the consummation of the Acquisition) are sometimes referred to in this Agreement collectively as the “Operative Documents”.  The Stock Purchase Agreement and the Credit Agreement are sometimes referred to in this Agreement collectively as the “Transaction Agreements”.  The Operative Documents and the Transaction Agreements are sometimes referred to in this Agreement collectively as the “Transaction Documents”.  References in this Agreement to the subsidiaries of Holdings shall include all direct and indirect subsidiaries of Holdings after the consummation of the Acquisition.

Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Document (as defined below).

The Issuer and the Guarantors hereby agree with the several Purchasers as follows:

2.  Representations and Warranties of the Issuer and the Guarantors.  The Issuer and the Guarantors represent and warrant to, and agree with, the several Purchasers that:

(a)  A preliminary offering circular and an offering circular relating to the Offered Securities to be purchased by the Purchasers have been prepared by the Issuer. Such preliminary offering circular (the “Preliminary Offering Circular”) and offering circular (the “Offering Circular”), as supplemented as of the date of this Agreement, are hereinafter collectively referred to as the “Offering Document”.  The Preliminary Offering Circular, as of its date did not, and the Offering Circular does not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Issuer by any Purchaser through CSFB and Goldman specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

(b)  (i)  Each of the Issuer and Holdings has been duly incorporated and is an existing corporation or company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and (ii) each of the Issuer and Holdings is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of Holdings and its subsidiaries, taken as a whole (any such event, a “Material Adverse Effect”).

(c)  (i)  Each subsidiary of Holdings has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; (ii)  each subsidiary of Holdings is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect; (iii)  all of the issued and outstanding share capital or stock of each subsidiary of Holdings has been, and immediately following the Acquisition will be, duly authorized and validly issued and is fully paid and nonassessable; and (iv)  except as disclosed in the Offering Document, the share capital or stock of each subsidiary owned by Holdings, directly or through subsidiaries, is, and immediately following the Acquisition will be, owned free from liens, encumbrances and defects.

(d)  (i)  The Indenture has been duly authorized by the Issuer and Holdings; (ii)  the Notes have been duly authorized by the Issuer.  On the Closing Date, the Indenture will be duly authorized by the Subsidiary Guarantors; and when the Notes are delivered and paid for pursuant to this Agreement and the Indenture on the Closing Date, the Indenture will have been duly executed and delivered by the Issuer and each Guarantor, such Notes will have been duly executed, authenticated, issued and delivered by the Issuer and will conform to the description thereof contained in the Offering Document and the Indenture and the Notes will constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their terms and entitled to the benefits of the Indenture, subject to the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(e)  The Exchange Securities have been duly authorized by the Issuer.  When the Exchange Securities are issued, executed and authenticated in accordance with the terms of the Exchange Offer (as defined in the Registration Rights Agreement) and the Indenture, the Exchange Securities will be entitled to the benefits of the Indenture and will be the valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(f)  The Guaranty of the Notes by Holdings has been duly authorized by Holdings.  On the Closing Date, the Guaranties of the Notes by the Subsidiary Guarantors will be duly authorized by each of the Subsidiary Guarantors and will be duly executed and delivered by each Guarantor and will conform in all material respects to the description thereof contained in the Offering Document; when the Notes have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, the Guaranty of each Guarantor will constitute a valid and legally binding obligation of such Guarantor enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(g)  On the Closing Date, the Guaranty of the Exchange Securities by Holdings will be duly authorized by Holdings.  On the Closing Date, the Guaranties of the Exchange Securities will be duly authorized by each of the Subsidiary Guarantors and will conform in all material respects to the description thereof contained in the Offering Document; and when the Exchange Securities have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Guaranty of each Guarantor with respect to such Exchange Securities will constitute valid and legally binding obligations of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(h)  The Registration Rights Agreement has been duly authorized by the Issuer and Holdings and, on the Closing Date, will be duly executed and delivered by the Issuer and Holdings.  On the Closing Date, the Registration Rights Agreement will be duly authorized, executed and delivered by the Subsidiary Guarantors.  When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and binding agreement of the Issuer, Holdings and each of the Subsidiary Guarantors, enforceable against the Issuer, Holdings and each Subsidiary Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  On the Closing Date, the Registration Rights Agreement will conform as to legal matters to the description thereof contained in the Offering Document.

(i)  The Stock Purchase Agreement has been duly authorized by the Issuer and was duly executed and delivered.  The Stock Purchase Agreement is a valid and binding agreement enforceable against the Issuer, in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(j)  This Agreement has been duly authorized, executed and delivered by the Issuer and Holdings.

(k)  Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Issuer or Holdings and any person that would give rise to a valid claim against the Issuer, Holdings or any Purchaser for a brokerage commission, finder’s fee or other like payment.

(l)  No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, the Registration Rights Agreement or any other Transaction Document, in each case, in connection with the consummation of the transactions contemplated therein, except for (i) the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement (each as defined in the Registration Rights Agreement) effective, (ii) such as may be required under state securities or “Blue Sky” laws in connection with the purchase and resale of the Notes by the Purchasers, and (iii) with respect to the Stock Purchase Agreement, the expiration of any waiting period or the approval of any antitrust or competition authorities in connection with the consummation of the Acquisition.

(m)  None of the Issuer, Holdings or any Subsidiary Guarantor is, or immediately following the Acquisition will be (i) in violation of its respective charter or by-laws or similar organizational documents or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Issuer, Holdings and the Subsidiary Guarantors, taken as a whole, to which the Issuer, Holdings and any such Subsidiary Guarantor is, or immediately following the Acquisition will be, a party or by which the Issuer, Holdings or any Subsidiary Guarantor or any of their respective properties is, or immediately following the Acquisition will be, bound (collectively, “Contracts”), except for, with respect to clause (ii), any breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n)  The execution, delivery and performance by each of the Issuer, Holdings, the Subsidiary Guarantors and their respective subsidiaries (each to the extent a party thereto) of each of the Transaction Documents and their compliance with the terms and provisions thereof and the consummation by those parties of the transactions contemplated thereby (including, without limitation, the issuance and sale of the Offered Securities to the Purchasers) will not conflict with or constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of any of those parties, or (iii) (assuming compliance with all applicable state securities or Blue Sky laws and assuming the accuracy of the representations and warranties of the Purchasers in Section 4 hereof and except with respect to the registration of the Exchange Securities and Private Exchange Securities, if applicable, pursuant to the Registration Rights Agreement and the qualification of the Indenture under the Trust Indenture Act (as defined herein)) any statute, judgment, decree, order, rule or regulation applicable to any of those parties or any of their respective properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

(o)  Each Transaction Agreement (other than the Stock Purchase Agreement) has been, or as of the Closing Date will have been, duly authorized, executed and delivered by the Issuer, the Guarantors and their respective subsidiaries (each to the extent a party thereto).  Each Transaction Agreement conforms or will conform in all material respects to the descriptions thereof contained in the Offering Document, and each Transaction Agreement constitutes or will constitute a valid and binding agreement of each of the Issuer, the Guarantors and their respective subsidiaries (each to the extent a party thereto), enforceable against such party in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(p)  Except as disclosed in the Offering Document, Holdings and its subsidiaries have, or following consummation of the Acquisition will have, good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Offering Document, Holdings and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(q)  On or prior to the Closing Date, Holdings and its subsidiaries will possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the businesses now operated by them and Holdings and its subsidiaries have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to Holdings or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(r)  Except as disclosed in the Offering Document, no labor dispute with the employees of Holdings or any of its subsidiaries exists or, to the knowledge of Holdings, is imminent that would reasonably be expected to have a Material Adverse Effect.

(s)  Except as disclosed in the Offering Document, Holdings and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to Holdings or any of its subsidiaries, would,- individually or in the aggregate, have a Material Adverse Effect.

(t)  Except as disclosed in the Offering Document, neither Holdings nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances  (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and Holdings is not aware of any pending investigation which might lead to such a claim.

(u)  Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting Holdings, any subsidiary of Holdings or any of their respective properties that, if determined adversely to Holdings or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of Holdings or any subsidiary of Holdings to perform its obligations under the Transaction Documents, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the knowledge of Holdings, contemplated.

(v)  The financial statements included in the Offering Document present fairly the financial position of the metering systems business of Invensys plc as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

(w)  The pro forma financial statements (including the notes thereto) and the other pro forma financial information included in the Offering Document (i) except with respect to pro forma Adjusted EBITDA, comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Exchange Act, (ii) except as stated therein have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, and (iii) have been properly computed on the bases described therein; the assumptions used in preparing the pro forma financial statements included in the Offering Document provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(x)  Except as disclosed in the Offering Document, since the date of the latest audited financial statements included in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of Holdings and its subsidiaries taken as a whole, and, except as (i) disclosed in or contemplated by the Offering Document, (ii) provided for in the Stock Purchase Agreement or (iii) paid or made by any of the subsidiaries of Holdings listed on Schedule C after September 30, 2003 in the ordinary course of business and consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by Holdings or any of its subsidiaries on any class of its capital stock or share capital.

(y)  None of the Issuer, Holdings or any Subsidiary Guarantor is, and following consummation of the Acquisition none of them will be, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and none of the Issuer, Holdings or any Subsidiary Guarantor is and, after giving effect to the offering and sale of the Offered Securities, the Acquisition, the other transactions and the application of the proceeds thereof as described in the Offering Document, none of them will be an “investment company” as defined in the Investment Company Act.

(z)  No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the United States Securities Exchange Act of 1934 (“Exchange Act”) or quoted in a U.S. automated inter-dealer quotation system.

(aa)  The offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and/or Regulation S thereunder; and it is not necessary to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(bb)  None of the Issuer, Holdings, or any Subsidiary Guarantor or any of their affiliates, or any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S (“Regulation S”) under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Issuer, Holdings, the Subsidiary Guarantors and each of their affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. None of the Issuer, Holdings, or any of the subsidiaries of Holdings has entered or will enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement. The entities listed on Schedule C hereto are the only subsidiaries, direct or indirect, of the Issuer.

(cc)  On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

(dd)  Except for the Registration Rights Agreement, there are, and immediately following the Acquisition there will be, no contracts, agreements or understandings between the Issuer, Holdings or any Subsidiary Guarantor and any person granting such person the right to require the Issuer, Holdings or such Subsidiary Guarantor to file a registration statement under the Securities Act with respect to any securities of the Issuer, Holdings or such Subsidiary Guarantor or to require the Issuer, Holdings or such Subsidiary Guarantor to include such securities with the Securities and Guarantees registered pursuant to any Registration Statement.

(ee)  None of the Issuer, Holdings or any Subsidiary Guarantor or any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(ff)  No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Issuer, Holdings or any Subsidiary Guarantor that it is considering imposing) any condition (financial or otherwise) on the Issuer’s, Holdings’ or any Subsidiary Guarantor’s retaining any rating assigned to the Issuer, Holdings or such Subsidiary Guarantor, any securities of the Issuer, Holdings, or any Subsidiary Guarantor or (ii) has indicated to the Issuer, Holdings or any Subsidiary Guarantor that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Issuer, Holdings, any Subsidiary Guarantor or any securities of the Issuer, Holdings or any Subsidiary Guarantor.

(gg)  No form of general solicitation or general advertising (as defined in Regulation D under the Securities Act) was used by the Issuer, Holdings, the Subsidiary Guarantors or any of their respective representatives (other than the Purchasers, as to whom the Issuer, Holdings and the Subsidiary Guarantors make no representation) in connection with the offer and sale of the Offered Securities contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.  No securities of the same class as the Offered Securities have been issued and sold by the Issuer or Holdings within the six-month period immediately prior to the date hereof.

(hh)  None of the Issuer, Holdings, the Subsidiary Guarantors nor any of their respective affiliates or any person acting on its or their behalf (other than the Purchasers, as to whom the Issuer, Holdings and the Guarantors make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Offered Securities or the Guarantees.

(ii)  The Offered Securities offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

(jj)  The sale of the Offered Securities pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.

(kk)  No registration under the Securities Act of the Offered Securities or the Guarantees is required for the sale of the Offered Securities and the Guarantees to the Purchasers as contemplated hereby or for the Exempt Resales assuming the accuracy of the Purchasers’ representations set forth in Section 4 hereof.

3.  Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Issuer agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Issuer, at a purchase price of 97.25% of the principal amount thereof plus accrued interest from December 17, 2003 to the Closing Date the respective principal amounts of Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

The Issuer will deliver against payment of the purchase price the Offered Securities to be offered and sold by the Purchasers in reliance on Regulation S (the “Regulation S Securities”) in the form of one or more permanent global Securities in registered form without interest coupons (the “Offered Regulation S Global Securities”) which will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. The Issuer and the Guarantors will deliver against payment of the purchase price the Offered Securities to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A under the Securities Act (the “144A Securities”) in the form of one permanent global security in definitive form without interest coupons (the “Restricted Global Securities”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers. The Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under “Transfer Restrictions” in the Offering Document.  Interests in any permanent global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document.

Payment for the Regulation S Securities and the 144A Securities shall be made by the Purchasers in Federal (same day) funds by official check or checks or wire transfer to an account at a bank acceptable to CSFB drawn to the order of the Issuer at the office of Mayer, Brown, Rowe & Maw LLP at 10:00 A.M., (New York City time), on December 17, 2003, or at such other time not later than seven full business days thereafter as the Purchasers and the Issuer determine, such time being herein referred to as the “Closing Date”, against delivery to the Trustee as custodian for DTC of (i) the Regulation S Global Securities representing all of the Regulation S Securities and (ii) the Restricted Global Securities representing all of the Offered 144A Securities. The Regulation S Global Securities and the Restricted Global Securities will be made available for checking at the above office of Mayer, Brown, Rowe & Maw LLP at least 24 hours prior to the Closing Date.

4.  Representations by Purchasers; Resale by Purchasers.

(a)  Each Purchaser severally represents and warrants to the Issuer that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(b)  Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A under the Securities Act (“Rule 144A”). Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A and/or Regulation D if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

Terms used in this subsection (b) have the meanings given to them by Regulation S.

(c)  Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers, or with the prior written consent of the Issuer.

(d)  Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

(e)  Each of the Purchasers severally represents and agrees that (i) it has not offered or sold and prior to the expiry of a period of six months from the closing date, will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Offered Securities in circumstances in which section 21(1) of the FSMA does not apply to the Issuer; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

5.  Certain Agreements of the Issuer and the Guarantors.  The Issuer and the Guarantors agree with the several Purchasers that:

(a)  The Issuer will advise the Purchasers promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without the Purchasers’ consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Issuer promptly will notify CSFB and Goldman of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither CSFB’s nor Goldman’s consent to, nor their delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(b)  The Issuer will furnish to the Purchasers copies of any preliminary offering circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Purchasers request.  At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, the Issuer will promptly furnish or cause to be furnished to each of the Purchasers and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Issuer will pay the expenses of printing and distributing to the Purchasers all such documents.

(c)  The Issuer will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as the Purchasers designate and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Issuer will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

(d)  During the period of five years hereafter, the Issuer or Holdings will furnish to the Purchasers as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and Holdings will furnish to the Purchasers (i) as soon as available, a copy of each report and any definitive proxy statement it filed with the Commission under the Exchange Act or mailed to shareholders and (ii) from time to time, such other information concerning the

Issuer or Holdings as the Purchasers may reasonably request; provided, however, that to the extent such documents are filed on the Commission’s EDGAR system, such documents shall be deemed to be furnished to the Purchasers.

(e)  During the period of two years after the Closing Date, the Issuer will, upon request, furnish to each of the Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

(f)  During the period of two years after the Closing Date, none of the Issuer or any of the Guarantors will, and none of them will permit any of their affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

(g)  During the period of two years after Closing Date, none of the Issuer or any of the Guarantors will be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(h)  The Issuer or Holdings will pay all expenses incidental to the performance of the obligations of the Issuer, Holdings and any of the Subsidiary Guarantors under this Agreement (including the counterparts to be executed concurrently with the consummation of the Acquisition), the Indenture and the Registration Rights Agreement, including (i) the fees and expenses of counsel and accountants for the Issuer, Holdings and the Subsidiary Guarantors and of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities, and the printing of the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and, as applicable, the Exchange Securities; (iii) the cost of listing the Offered Securities and qualifying the Offered Securities for trading in The PortalSM Market (“PORTAL”) and any expenses incidental thereto; (iv) the cost of any advertising approved by the Issuer in connection with the issue of the Offered Securities; (v) for any expenses (including reasonable fees and disbursements of counsel to the Purchasers) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFB or Goldman designate and the printing of memoranda relating thereto; (vi) for any fees charged by investment rating agencies for the rating of the Offered Securities or the Exchange Securities; and (vii) for expenses incurred in printing and distributing any Offering Document (including any amendments and supplements thereto) to or at the direction of the Purchasers.  The Issuer or Holdings will also pay or reimburse the Purchasers (to the extent incurred by them) for all travel expenses of the Purchasers, and the Issuer’s, Holdings’ and the Guarantors’

officers and employees and any other expenses of the Purchasers, the Issuer, Holdings and any Subsidiary Guarantor in connection with attending or hosting meetings with prospective purchasers of the Offered Securities.

(i)  In connection with the offering, until the Purchasers shall have notified the Issuer and the other Purchasers of the completion of the resale of the Offered Securities, none of the Issuer, Holdings, any of the Subsidiary Guarantors or any of the affiliates controlled by them has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and none of them or any of the affiliates controlled by them will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

(j)  For a period of 180 days after the date of the initial offering of the Offered Securities by the Purchasers, except as described in the section entitled “The Acquisition” in the Offering Document, none of the Issuer, Holdings or any subsidiary of Holdings will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any United States dollar-denominated debt securities issued or guaranteed by Holdings or any subsidiary of Holdings and having a maturity of more than one year from the date of issue.  None of Holdings or any of its subsidiaries will at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

(k)  The Issuer and Holdings will use the net proceeds from the sale of the Offered Securities in substantially the manner described in the Offering Document under the caption “Use of Proceeds”.

(l)  Until the consummation of the issue and the purchase of the Offered Securities on the Closing Date pursuant to Section 3, the Issuer and the Guarantors will not amend, supplement or waive any Transaction Document without the prior consent in writing of the Purchasers.

(m)  None of Holdings or any of its subsidiaries will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Offered Securities in a manner that would require the registration under the Securities Act of the sale to the Purchasers of the Offered Securities or to take any other action that would result in the resale of the Offered Securities not being exempt from registration under the Securities Act.

(n)  None of Holdings or any of its subsidiaries, will take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Issuer to facilitate the resale of the Offered Securities.  Except as permitted by the Securities Act, the Issuer will not distribute any (i) preliminary offering memorandum or offering memorandum, including without limitation, the Offering Document, or (ii) other offering material in connection with the offering and sale of the Offered Securities.

(o)  On the Closing Date, Holdings shall deliver to the Purchasers Secretary’s Certificates reasonably satisfactory to the Purchasers which shall include the following documents with respect to the Issuer and each of the Guarantors: (1) certificates of incorporation, (2) memorandum of association and by-laws, as applicable (3) resolutions and (4) certificates of good standing and/or compliance and/or qualification to do business as a foreign corporation in such jurisdictions as the Purchasers may reasonably request.

6.  Conditions of the Obligations of the Purchasers.   The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Issuer and each Guarantor herein, to the accuracy of the statements of officers of the Issuer and Holdings made pursuant to the provisions hereof, to the performance by the Issuer and each Guarantor of their obligations hereunder and to the following additional conditions precedent:

(a)  The Purchasers shall have received a letter, dated the date of this Agreement, of Ernst & Young LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder (“Rules and Regulations”) in the form attached as Exhibit B.

(b)  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of Holdings and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Purchasers, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Issuer or Holdings by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer or Holdings (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Issuer or Holdings has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Purchasers, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Issuer on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Purchasers, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

(c)  There shall exist at and as of the Closing Date no condition that would constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under any Transaction Agreement as in effect at the Closing Date which condition would reasonably be expected to be material and adverse to the interests of the Purchasers.

(d)  The Purchasers shall have received an opinion, dated the Closing Date, from Mayer, Brown, Rowe & Maw LLP, counsel for the Issuer, substantially in the form of Exhibit C and from Conyers, Dill & Pearman, counsel for Holdings, substantially in the form of Exhibit D.

(e)  The Purchasers shall have received from Cravath, Swaine & Moore LLP, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Issuer, the validity of the Offered Securities, the Offering Circular, the exemption from registration for the offer and sale of the Offered Securities by the Issuer to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as the Purchasers may require, and the Issuer and Holdings shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)  The Purchasers shall have received a letter, dated the Closing Date, of Ernst & Young LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

(g)  The Purchasers shall have received a certificate, dated the Closing Date, of the Chief Executive Officer or any Vice President and a principal financial or accounting officer of Holdings in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties in Section 2 of this Agreement are true and correct and that, subsequent to the respective date of the most recent financial statements in the Offering Document, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business, properties or results of operations of Holdings and its subsidiaries taken as a whole except as set forth in or contemplated by the Offering Document or as described in such certificate.

(h)  The Issuer, the Guarantors and the Trustee shall have entered into the Indenture and the Purchasers shall have received counterparts, conformed as executed, thereof.

(i)  The Issuer, the Guarantors and the Purchasers shall have entered into the Registration Rights Agreement and the Purchasers shall have received counterparts, conformed as executed, thereof.

(j)  The Offered Securities shall have been designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the PORTAL market.

(k)  On or prior to the Closing Date, the Issuer shall have provided to each of the Purchasers and counsel to the Purchasers copies of all Transaction Documents, including but not limited to legal opinions relating to the Transactions.

(l)  The Equity Contribution shall have been consummated to the reasonable satisfaction of the Purchasers.

(m)  The Acquisition shall have occurred or shall occur substantially simultaneously with the closing of the purchase and sale of the Offered Securities.

(n)  the Guarantors shall have executed counterparts of this Agreement in the form attached as Exhibit A hereto and the Purchasers shall have received copies thereof.

The Issuer will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. CSFB and Goldman may in their sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder, whether in respect of an Optional Closing Date or otherwise.

7.  Indemnification and Contribution.  (a)  The Issuer and the Guarantors will indemnify and hold harmless each Purchaser, its partners, directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the

Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any of the representations and warranties of the Issuer or any of the Guarantors contained herein or any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Issuer’s or any of the Guarantors’ failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuer and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Issuer by any Purchaser through CSFB or Goldman specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; provided further, however, that the foregoing indemnity agreement with respect to losses, claims, damages or liabilities shall not inure to the benefit of any Purchaser (or any person controlling any Purchaser) with respect to any losses, claims damages or liabilities arising out of our based upon (x) any untrue statement or alleged untrue statement of any material fact in the Preliminary Offering Circular or (y) the omission or alleged omission to state in the Preliminary Offering Circular a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, if (1) the Issuer furnished to the Purchasers sufficient copies of the Offering Circular on a timely basis to permit delivery of the written confirmation of the sale of the Offered Securities to such persons no later than the settlement date for the Offered Securities; (2) the person asserting such losses, claims, damages or liabilities purchased Offered Securities from such Purchaser in the initial resale by such Purchaser (each person an “Initial Resale Purchaser”) and a copy of the Offering Circular was not sent or given by or on behalf of such Purchaser to such Initial Resale Purchaser at or prior to the delivery of the written confirmation of such sale; and (3) the Offering Circular would have cured the effect giving rise to such losses, claims, damages or liabilities.

(b)  Each Purchaser will severally and not jointly indemnify and hold harmless the Issuer, the Guarantors and their respective directors and officers and each person, if any, who controls the Issuer or the Guarantors within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Issuer or the Guarantors may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by such Purchaser through CSFB or Goldman specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuer in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Document furnished on behalf of each Purchaser: the third paragraph, the second sentence of the fourth paragraph, the sixth paragraph, the second sentence of the tenth paragraph and the twelfth paragraph under the caption “Plan of Distribution”; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Issuer’s failure to perform its obligations under Section 5(a) of this Agreement.

(c)  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantors on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer bear to the total discounts and commissions received by the Purchasers from the Issuer under this Agreement.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and the Guarantors or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts, fees and commissions received by such Purchaser exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e)  The obligations of the Issuer and the Guarantors under this Section shall be in addition to any liability which the Issuer or the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Issuer within the meaning of the Securities Act or the Exchange Act.

8.  Default of Purchasers.  If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of  Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, the Purchasers may make arrangements satisfactory to the Issuer for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of  Offered Securities and arrangements satisfactory to the Purchasers and the Issuer for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Issuer, except as provided in Section 9. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

9.  Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Issuer and the Guarantors or their officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Issuer, the Guarantors or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Issuer and Holdings shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Issuer, the Guarantors and the Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 6(b), the Issuer and Holdings will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

10.  Notices.  All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers at Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention:  Transactions Advisory Group and Goldman, Sachs  & Co., 85 Broad Street, New York, N.Y. 10004, Attention: Registration Department, or, if sent to the Issuer, will be mailed, delivered or telegraphed and confirmed to it at 8609 Six Forks Road, Raleigh, NC 27615, Attention: Peter Mainz, Chief Financial Officer; provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

11.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Issuer as if such holders were parties thereto.

12.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

13.  Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

The Issuer and the Guarantors hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among the Issuer, Holdings and the several Purchasers in accordance with its terms.

Very truly yours,

SENSUS METERING SYSTEMS, INC.

By
Name:
Title:

SENSUS METERING SYSTEMS (BERMUDA 2) LTD.

By
Name:
Title:

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON LLC
GOLDMAN, SACHS & CO.

BY CREDIT SUISSE FIRST BOSTON LLC

By
Name:
Title:

(GOLDMAN, SACHS & CO.)

SCHEDULE A

Manager	Principal Amount of Offered Securities

Credit Suisse First Boston LLC	$151,250,000
Goldman, Sachs & Co.	$123,750,000

Total	$275,000,000

SCHEDULE B

Invensys Metering Headquarters Corp.

(to be renamed Sensus Metering Headquarters Corp.)

Smith-Blair, Inc.

Invensys Metering Systems — North America Inc.

(to be renamed Sensus Metering Systems — North America Inc.)
Invensys Precision Die Casting Inc.

(to be renamed Sensus Precision Die Casting Inc.)

Sensus Metering Systems IP Holdings, Inc.

SCHEDULE C

Invensys Metering Headquarters Corp.

(to be renamed Sensus Metering Headquarters Corp.)

Smith-Blair, Inc.

Invensys Metering Systems — North America Inc.

(to be renamed Sensus Metering Systems — North America Inc.)

Invensys Precision Die Casting Inc.

(to be renamed Sensus Precision Die Casting Inc.)

Sensus Metering Systems IP Holdings, Inc.

Measurement Solutions International LLC

Measurement Solutions International — Northeast LLC

IMSoftech Inc.

Invensys Metering do Brasil Ltda

(to be renamed Sensus Metering do Brasil Ltda)

Invensys Metering Systems — Chile S.A.

(to be renamed Sensus Metering Systems (Chile) S.A.)

Invensys Metering Systems North American Water de Mexico S de RL de CV

Energy Metering de Mexico S de RL de CV

EXHIBIT A

Counterpart to the Purchase Agreement

The undersigned hereby agrees to be bound by the terms of the Purchase Agreement dated December 11, 2003, among Sensus Metering Systems Inc., a Delaware corporation, Sensus Metering Systems (Bermuda 2) Ltd., a Bermuda Corporation and the Purchasers (as defined therein).  For the avoidance of doubt, such obligators shall include, but not be limited to, the obligations enumerated in Section 7(a) of the Purchase Agreement.  The undersigned hereby also agrees that all references to “Guarantors” in the Purchase Agreement shall include the undersigned and the undersigned shall be bound by all provisions of the Purchase Agreement containing such references.

Dated:
Name of Company

By:
Name:
Title:

EXHIBIT B

This draft is furnished solely for the purpose of indicating the form of the letter that we would expect to be able to furnish Credit Suisse First Boston LLC and Goldman, Sachs & Co. in response to their request, the matters expected to be covered in the letter, and the nature of the procedures that we would expect to carry out with respect to such matters. Based on our discussions with Credit Suisse First Boston LLC and Goldman, Sachs & Co., it is our understanding that the procedures outlined in this draft letter are those they wish us to follow. Unless Credit Suisse First Boston LLC and Goldman, Sachs & Co. inform us otherwise, we shall assume that there are no additional procedures they wish us to follow. The text of the letter itself will depend, of course, on the results of the procedures, which we would not expect to complete until shortly before the letter is given and in no event before the cutoff date indicated therein. The restrictions expressed in the concluding paragraph apply to this draft.

December 11, 2003

Sensus Metering Systems Inc.

8609 Six Forks Road

Raleigh, NC  27615

and

Invensys plc

Carlisle Place

London SW1P 1BX, United Kingdom

  and

Credit Suisse First Boston LLC

11 Madison Avenue

New York, New York  10010

  and

Goldman, Sachs & Co.

85 Broad Street

New York, New York  10004

Dear Sirs:

We have audited the combined balance sheets of Invensys Metering Systems (the “Company”) and its subsidiaries as of March 31, 2003 and 2002 and the combined statements of operations, invested capital and cash flows for each of the three years in the period ended March 31, 2003, included in the Offering Circular dated December 11, 2003 (the “Offering Circular”), relating to the issuance by Sensus Metering Systems Inc., of $275,000,000 principal amount of 8.625% Senior Subordinated Notes due 2013 (the “Notes”).  Our report with respect thereto is included in the Offering Circular.

This letter is being furnished in reliance upon your representation to us that:

a.               You are knowledgeable with respect to the due diligence review process that would be performed if this placement of securities were being registered pursuant to the Securities Act of 1933 (the “Act”).

b.              In connection with the offering of the Notes, the review process you have performed is substantially consistent with the due diligence review process that you would have performed if this placement of securities were being registered pursuant to the Act.

In connection with the Offering Circular:

1.               We are independent auditors with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder adopted by the SEC.

2.               In our opinion the combined financial statements audited by us and included in the Offering Circular comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.  In addition, financial statement schedules required by the Act and the applicable published rules and regulations have been excluded from the Offering Circular.

3.               We have not audited any combined financial statements of the Company as of any date or for any period subsequent to March 31, 2003. The purpose (and therefore the scope) of our audit for the year ended March 31, 2003 was to enable us to express our opinion on the combined financial statements at March 31, 2003 and for the year then ended, but not on the financial statements for any interim period within that year. Therefore, we are unable to and do not express an opinion on the unaudited condensed combined balance sheet at September 30, 2003 and the unaudited condensed combined statements of operations and cash flows for the six-month periods ended September 30, 2003 and 2002, included in the Offering Circular; or the financial position, results of operations, or cash flows as of any other date or for any other period subsequent to March 31, 2003.

4.               For purposes of this letter, we have read the minutes of meetings of the Board of Directors of the Company, which will be renamed upon the consummation of the offering of the Notes, as set forth in the minutes of the various entities comprising the combined financial statements for the period from April 1, 2003 through December 8, 2003, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein, and have carried out other procedures to December 8, 2003 as follows (our work did not extend to the period from December 9, 2003 to December 11, 2003, inclusively):

a.               With respect to the six month periods ended September 30, 2003 and 2002, we have:

i.                  Performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS 100, Interim Financial Information, on the unaudited condensed combined balance sheet at September 30, 2003 and the unaudited condensed combined statements of operations and cash flows for the six-month periods ended September 30, 2003 and 2002, included in the Offering Circular.

ii.               Inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether the unaudited condensed combined financial statements referred to under a.i. above comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, and whether such unaudited condensed combined financial statements are stated on a basis substantially consistent with the audited combined financial statements included in the Offering Circular.

The foregoing procedures do not constitute an audit conducted in accordance with generally accepted auditing standards. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraphs. Accordingly, we make no representations as to the sufficiency of the foregoing procedures for your purposes.

5.               Nothing came to our attention as a result of the foregoing procedures that caused us to believe that:

a.               Any material modifications should be made to the unaudited condensed combined financial statements described in 4.a.i. above, included in the Offering Circular, for them to be in conformity with accounting principles generally accepted in the United States;

b.              The unaudited condensed combined financial statements described in 4.a.i. above do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations.

6.               Company officials have advised us that no condensed combined financial statements as of any date or for any period subsequent to September 30, 2003 are available; accordingly, the procedures carried out by us with respect to changes in combined financial statement items after September 30, 2003 have, of necessity, been even more limited than those with respect to the periods referred to in 4. above. We have inquired of Company officials who have responsibility for financial and accounting matters as to whether: (i) at November 22, 2003 there was any increase in long-term debt or short-term borrowings as compared with the amounts shown on the September 30, 2003 unaudited condensed combined balance sheet included in the Offering Circular, or (ii) for the period from October 1, 2003 to November 22, 2003, there was any decrease, as compared with the corresponding period in the preceding year (October 1, 2002 to November 23, 2002), in net sales exceeding 2% of net sales for the corresponding period in the preceding year.

On the basis of these inquiries and our reading of the minutes as described in 4. above, nothing came to our attention that caused us to believe that there was any such increase or decrease.

Company officials who have responsibility for financial and accounting matters have represented to us that the Company does have available internal management accounts maintained in accordance with Invensys U.K. GAAP accounting policies for the period from October 1, 2003 to November 22, 2003 and October 1, 2002 to November 23, 2002 (“management accounts”). Management has represented to us that these management accounts are presented at budgeted exchange rates established in December 2002.  Company officials have advised us of the following amounts based upon the management accounts:

Current Assets
(in thousands)
As of:
September 30, 2003	$138,269
November 22, 2003	$136,231

	Operating profit before interest and taxes and after restructuring	Profit after tax
	(in thousands)
Period from October 1, 2003 to November 22, 2003	$2,332	$3,669
Period from October 1, 2002 to November 23, 2002	$6,885	$7,343

Management has represented to us the following with respect to the decrease in operating profit before interest and taxes and after restructuring for the period from October 1, 2003 to November 22, 2003 compared to the period from October 1, 2002 to November 23, 2002:

a.               Approximately $1.0 million of the decrease in operating profit before interest and taxes and after restructuring is attributable to a change by Invensys plc, in the method of allocating medical and dental insurance costs to its business groups.  In the prior year, an estimate of the total costs associated with these programs was charged to the business units over the course of the year.  In the current year, medical and dental costs are charged to the business units based on actual costs incurred.

b.              Approximately $1.0 million of the decrease in operating profit before interest and taxes and after restructuring is attributable to there being one less operating day in the period from October 1, 2003 to November 22, 2003, compared to the period from October 1, 2002 to November 23, 2002.

Company officials have represented to us that the relationships noted above, based upon the management accounts, may not be indicative of the relationships which may have occurred in the event condensed combined financial statements for the periods noted above had been prepared in accordance with accounting principles generally accepted in the United States.

7.               At your request, we have:

a.               Read the unaudited pro forma combined balance sheet as of September 30, 2003, and the unaudited pro forma combined statements of operations for the year ended March 31, 2003, for the six months ended September 30, 2003, for the six months ended September 30, 2002 included in the Offering Circular; and

b.              Inquired of certain officials of the Company who have responsibility for financial and accounting matters as to:

i.                  The basis for their determination of the pro forma adjustments, and

ii.               Whether the unaudited pro forma combined financial statements referred to in 7.a. above comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X (“Rule 11-02”).

c.               Proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma condensed combined financial statements.

The foregoing procedures are substantially less in scope than an examination, the objective of which is the expression of an opinion on management’s assumptions, the pro forma adjustments, and the application of those adjustments to historical financial information. Accordingly, we do not express an opinion. The foregoing procedures would not necessarily reveal matters of significance with respect to the comments in the following paragraph.  Accordingly, we make no representations about the sufficiency of such procedures for your purposes.

8.               Nothing came to our attention as a result of the procedures specified in paragraph 7. above, however, that caused us to believe that the unaudited pro forma combined financial statements referred to in 7.a. above included in the Offering Circular do not comply as to form in all material respects with the applicable requirements of Rule 11-02.  The unaudited pro forma combined statements of operations for the six months ended September 30, 2002 and for the twelve months ended September 30, 2003 are not required to be included in the Offering Circular for the pro forma combined financial statements to meet the applicable requirements of Rule 11-02. In addition, nothing came to our attention that caused us to believe that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of the unaudited pro forma combined financial statements.  Had we performed additional procedures or had we made an examination of the pro forma combined financial statements, other matters might have come to our attention that would have been reported to you.

9.               At your request, we have also read the items identified by you on the attached copy of the Offering Circular, and have performed the following procedures, which were applied as indicated with respect to the symbols explained below:

FS                      Compared the dollar amounts either to (i) the amounts in the audited combined financial statements described in the introductory paragraph of this letter, or (ii) to amounts in the unaudited condensed combined financial statements described in 3. above, to the extent such amounts are included in or can be derived from such statements and found them to be in agreement.

AR                  Compared the dollar amounts not derived directly from audited or unaudited condensed combined financial statements to amounts in the Company’s accounting records to the extent such amounts could be compared directly and found them to be in agreement.

CS                     Compared the dollar amounts not derived directly from audited or unaudited condensed combined financial statements or that could not be compared directly to the Company’s accounting records, to amounts in analyses prepared by the Company from its accounting records and found them to be in agreement.

PF                      Compared the dollar amounts to amounts in the unaudited pro forma combined financial statements including the notes thereto described in 7. above, to the extent such amounts are included in or can be derived from such statements and found them to be in agreement.

H                           Agreed the amount of Adjusted EBITDA to the equivalent amount calculated in footnote (2) to the Summary Historical and Pro Forma Combined Financial Data on pages 13 and 14 of the Offering Circular and footnote (1) to the Selected Historical Combined Financial Data on pages 45 and 46 of the Offering Circular. We provide no assurance and we make no representation that the “Adjusted EBITDA” in the respective Summary Historical and Pro Forma Combined Financial Data, in the Selected Historical Combined Financial Information, and elsewhere throughout the Offering Circular will be accepted by the Securities and Exchange Commission when a Registration Statement is filed for an exchange offer or shelf registration of the Notes described in the Offering Circular.

T                            Agreed the amount of Pro Forma Adjusted EBITDA to the equivalent amount calculated in footnote (2) to the Summary Historical and Pro Forma Combined Financial Data on page 13 and 14 of the Offering Circular. We provide no assurance and we make no representation that the line item labeled “Adjusted EBITDA” in the Summary Historical and Pro Forma Combined Financial Data and presented elsewhere throughout the Offering Circular will be accepted by the Securities and Exchange Commission when a Registration Statement is filed for an exchange offer or shelf registration of the Notes described in the Offering Circular.

R#                     Proved the arithmetic accuracy of the percentages or amounts based on the data in the above-mentioned financial statements, accounting records, or analyses prepared by the Company.

#                             Proved the arithmetic accuracy of the amounts or percentages based upon data in the Offering Circular table.  We provide no representation or assurance to the amounts or percentages.

RI#                 Proved the arithmetic accuracy of the inventory turns using the Company’s method for calculating such as the cost of sales divided by the ending inventory.  We provide no representation or assurance on the Company’s method of calculating inventory turns.

RR#             Proved the arithmetic accuracy of the twelve months ended September 30, 2003 results as the sum of (i) the fiscal year ended March 31, 2003 results and (ii) the six months ended September 30, 2003 results less (iii) the six months ended September 30, 2002 results.   No other testing was performed on the twelve months

ended September 30, 2003 results.  As discussed above we have audited the combined statement of operations for the fiscal year ended March 31, 2003 and performed the procedures described in 4. above on the financial statements for the six months ended September 30, 2003 and September 30, 2002.

H#                    Proved the arithmetic accuracy of the percentages or amounts based on the historical data included in the Summary Historical and Pro Forma Combined Financial Data included in the Offering Circular. We provide no assurance and we make no representation that the line item labeled “Adjusted EBITDA Margin” in the Summary Historical and Pro Forma Combined Financial Data and used elsewhere throughout the Offering Circular will be accepted by the Securities and Exchange Commission when a Registration Statement is filed for an exchange offer or shelf registration of the Notes described in the Offering Circular.

T#                     Proved the arithmetic accuracy of the percentages, amounts or ratios based on the pro forma data included in the Summary Historical and Pro Forma Combined Financial Data included in the Offering Circular. We provide no assurance and we make no representation that the line items labeled “Adjusted EBITDA Margin %”, “Ratio of Adjusted EBITDA to Pro Forma Cash Interest Expense”, and “Ratio of Total Net Debt to Adjusted EBITDA” in the Summary Pro Forma Combined Financial Information and used elsewhere throughout the Offering Circular will be accepted by the Securities and Exchange Commission when a Registration Statement is filed for an exchange offer or shelf registration of the Notes described in the Offering Circular.

We make no representation as to whether the transaction will take place or the amount of securities to be sold in the transaction. We also make no representation as to questions of legal interpretation regarding the completeness or appropriateness of the Company’s determination of what constitutes executive compensation for purposes of the SEC disclosure requirements on executive compensation.

We compared the information included under the heading “Summary Historical Combined Financial Data” with the requirements of Item 301 of Regulation S-K. We also inquired of certain officials of the Company who have responsibility for financial and accounting matters whether this information conforms in all material respects with the disclosure requirements of Item 301 of Regulation S-K. Nothing came to our attention as a result of the foregoing procedures that caused us to believe that this information does not conform in all material respects with the disclosure requirements of Item 301 of Regulation S-K.

We compared the Ratio of Earnings to Fixed Charges for the years ended March 31, 2003; March 31, 2002 and March 31, 2001 and for the six months ended September 30, 2003 and September 30, 2002, included in the Offering Circular on page 46 with the requirements of item 503(d) of Regulation S-K.   We also inquired of certain officials of the Company who have responsibility for financial and accounting matters whether this information conforms in all material respects with the disclosure requirements of item 503(d) of regulation S-K.  Nothing came to our attention that caused us to believe that this information does not conform in all material respects with the disclosure requirements of 503(d) or Regulation S-K.

10.         Our audits of the combined financial statements for the periods referred to in the introductory paragraph of this letter were comprised of audit tests and procedures deemed necessary for the purpose of expressing an opinion on such combined financial statements taken as a whole.  For neither the periods referred to therein nor any other period did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above and, accordingly, we do not express an opinion thereon.

11.         It should be understood that we make no representations as to questions of legal interpretation or as to the sufficiency of your purposes of the procedures enumerated in the preceding paragraph; also, such procedures would not necessarily reveal any material misstatement of the information identified in 9. above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Offering Circular and make no representations as to the adequacy of disclosure or as to whether any material facts have been omitted.

12.         This letter is solely for the information of the addressees and to assist Credit Suisse First Boston LLC and Goldman, Sachs & Co. in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Offering Circular, and is not to be used, circulated, quoted or otherwise referred to for any purpose, including but not limited to, the purchase or sale of securities, nor is it to be filed with or referred to in whole or in part in the Offering Circular or any other document, except that reference may be made to it in any list of closing documents pertaining to the offering of the securities covered by the Offering Circular.

Very truly yours,

EXHIBIT C

December 17, 2003 Credit Suisse First Boston LLC Eleven Madison Avenue New York, NY 10010-3629

Goldman, Sachs & Co. 85 Broad Street New York, New York 10004
1675 Broadway New York, New York 10019-5820 Main Tel (212) 506-2500 Main Fax (212) 262-1910 www.mayerbrownrowe.com

Ladies and Gentlemen:

We have acted as special counsel to IMS Meters Holdings, Inc. (renamed Sensus Metering Systems Inc.), a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of $275,000,000 aggregate principal amount of its [   ]% Senior Subordinated Notes due 2013 (the “Notes”) pursuant to the Purchase Agreement dated as of December 11, 2003 (the “Purchase Agreement”) among the Company, Sensus Metering Systems (Bermuda 2) Ltd. (“Parent”), Credit Suisse First Boston LLC and Goldman, Sachs & Co. (collectively, the “Initial Purchasers”) as supplemented by the Counterparts to the Purchase Agreement dated December 17, 2003 (the “Counterparts”).  The Indenture dated as of December 17, 2003 (the “Indenture”) among the Company, the Guarantors (as defined below) and U.S. Bank National Association, as Trustee, provides that the Notes are to be guaranteed on a senior subordinated basis (the “Guarantees”) by Parent and each of the subsidiary guarantors named therein (the “Subsidiary Guarantors” and, together with Parent, the “Guarantors”).   The Company and the Subsidiary Guarantors are collectively referred to herein as the “U.S. Obligors.”

This opinion is being delivered pursuant to Section 6(d) of the Purchase Agreement.  Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation:  (i) the Purchase Agreement, including the Counterparts; (ii) the Indenture; (iii) the form of the Notes included as an exhibit to the Indenture; (iv) the Registration Rights Agreement, dated as of December 17, 2003 (the “Registration Rights Agreement”), among the Company, the Guarantors and the Initial Purchasers, relating to the exchange of the Notes for notes of the Company, guaranteed by the Guarantors (the “Exchange Notes”); (v) the Certificate of Incorporation or Articles of Organization, as the case may be, and the By-Laws of the Company and each of the Subsidiary Guarantors, each as amended to date; (vi) certain resolutions of the Board of Directors of the Company and each of the Subsidiary Guarantors relating to, among other things, the issuance and sale of the Notes and the Guarantees; (vii) the final offering circular dated December 11, 2003 (the “Offering Circular”) relating to the issuance and sale of the Notes; (viii) the Stock Purchase Agreement (as defined in the Purchase Agreement) and (ix) such other records, documents and other instruments as we have deemed necessary as a basis for the opinions set forth below.  The Purchase Agreement, including the Counterparts, the Notes, the Guarantees, the Indenture, the Registration Rights Agreement and the Stock Purchase Agreement are referred to herein individually as a “Document” and collectively as the “Documents.”

In rendering the opinions expressed below, we have assumed:

(i) the valid existence and good standing in the jurisdiction of its organization of each party to the Documents (other than the U.S. Obligors);

(ii) the due authorization, execution and delivery of the Documents by each party thereto (other than the U.S. Obligors);

(iii) the power and authority of each party to the Documents (other than the U.S. Obligors) to execute, deliver and perform the same, and that such execution, delivery and performance does not conflict with, contravene, violate or constitute a default under (A) such party’s articles of incorporation or association, bylaws or other organizational documents, (B) any lease, indenture, instrument or other agreement to which such party is subject, (C) any rule, law or regulation to which such party is subject or (D) any writ, order, judgment or decree of any court or regulatory or governmental authority to which such party is subject or by which any of its properties or assets are bound;

(iv) the authority of all persons signing each of the Documents on behalf of the parties thereto (other than the U.S. Obligors);

(v) that each of the Documents constitutes the legal, valid and binding obligation of each party to such Document (other than the U.S. Obligors and Parent) and is enforceable against each such party in accordance with its terms;

(vi) the legal capacity of all natural persons, including persons acting on behalf of a business entity; and

(vii) that there are no documents, agreements or understandings between any of the parties or beneficiaries of the Documents that would alter the agreements set forth in any Document.

We have also assumed the genuineness of all signatures, the authenticity of all documents, certificates, instruments and records submitted to us as originals, the conformity to originals of all such documents, certificates, instruments and records submitted to us as certified, conformed or photostatic copies, the authenticity of the originals of such copies, and the truthfulness of all statements of fact set forth therein.  As to certain factual matters we have, to the extent deemed appropriate by us, relied upon certificates of officers of the U.S. Obligors and the representations made by each U.S. Obligor in the Documents to which it is a party.  We have not examined the records of any governmental agency and have not performed a docket search of any judicial body.

Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, we are referring solely to the actual knowledge of the particular Mayer, Brown, Rowe & Maw LLP attorneys who have represented the U.S. Obligors in connection with the transactions contemplated in the Documents.  Except as expressly set forth herein, we have not undertaken any independent investigation or inquiry to determine the existence or absence of such facts and no inference as to our knowledge concerning such facts should be drawn from the fact that such representation has been undertaken by us.

Based on the foregoing and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1.                                       The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent such failure to be duly qualified or to do business in as a foreign corporation in good standing would not be reasonably expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of Holdings and its subsidiaries, taken as a whole (any such event, a “Material Adverse Effect”).

2.                                       Each Subsidiary Guarantor has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Document; and each Subsidiary Guarantor is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent such failure to be duly qualified or to do business in as a foreign corporation in good standing would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect; based solely upon a review of the stock ledger and minutes of the applicable entity, all of the issued and outstanding capital stock of each Subsidiary Guarantor has been duly authorized and validly issued.

3.                                       The Indenture has been duly authorized, executed and delivered by the Company and each Subsidiary Guarantor and the Notes have been duly authorized, executed, authenticated, issued and delivered by the Company. The Indenture constitutes a valid and legally binding obligation of the Company and each of the Guarantors, enforceable against the Company and each of  the Guarantors in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  The Notes constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4.                                       The Exchange Securities have been duly authorized by the Company. When the Exchange Securities are issued, executed and authenticated in accordance with the terms of the Exchange Offer (as defined in the Registration Rights Agreement) and the Indenture, the Exchange Securities will be entitled to the benefits of the Indenture and will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5.                                       The Guarantees have been duly authorized by each Subsidiary Guarantor, and have been duly executed and delivered by each such Subsidiary Guarantor; when the Notes have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Guarantees of each Guarantor will constitute a valid and legally binding obligation of the Guarantors, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

6.                                       The Guarantees of the Exchange Securities by each Subsidiary Guarantor have been duly authorized by such Subsidiary Guarantor and, when issued, will have been duly executed and delivered by each such Subsidiary Guarantor; and when the Exchange Securities have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Guarantees of each Guarantor with respect to such Exchange Securities will constitute valid and legally binding obligations of each Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

7.                                       The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors and is a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and except that any rights to indemnity and contributions may be limited by federal and state securities laws and public policy considerations.

8.                                       The Stock Purchase Agreement has been duly authorized by the Company and was duly executed and delivered.  The Stock Purchase Agreement is a valid and binding agreement enforceable against the Company, in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

9.                                       The Purchase Agreement has been duly authorized, executed and delivered by the Company and each Subsidiary Guarantor.

10.                                 No consent, approval, authorization, or order of, or filing with, any Governmental Authority is required for the consummation of the transactions contemplated by the Documents, in each case, in connection with the issuance or sale of the Notes, Guarantees, Exchange Securities and the Guarantees of the Exchange Securities, except (i) for the order of the Securities and Exchange Commission (the “Commission”) declaring the Exchange Offer Registration Statement or the Shelf Registration Statement (each as defined in the Registration Rights Agreement) effective, (ii) such as may be required under state securities laws and (iii) such as may be required under The Trust Indenture Act.

11.                                 The execution, delivery and performance by each of the Company and the Subsidiary Guarantors (each to the extent a party thereto) of each of the Documents and their compliance with the terms and provisions thereof and the consummation by those parties of the transactions contemplated thereby (including, without limitation, the issuance and sale of the Offered Securities to the Initial Purchasers) will not conflict with or constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the certificate of incorporation or bylaws (or similar organizational document) of any of those parties, (ii) any Applicable Laws or (iii) any Applicable Contracts.

12.                                 Except as disclosed in the Offering Document, to our knowledge, there are no pending actions, suits or proceedings against or affecting Parent, any subsidiary of Parent or any of their respective properties that, if determined adversely to Parent or any of its subsidiaries would have a Material Adverse Effect, or would materially and adversely affect the ability of

Parent, the Company or any Subsidiary Guarantor to perform its obligations under the Documents.

13.                                 None of the Company, Parent or any Subsidiary Guarantor is, and following consummation of the Acquisition none of them will be, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940.

14.                                 Assuming the accuracy of the representations and warranties of the Initial Purchasers set forth in Section 4 of the Purchase Agreement and the compliance by the Initial Purchasers of their respective covenants and agreements set forth in Section 4 and that the offering and sale of the Offered Securities is conducted solely in the manner contemplated by this Agreement and the Offering Document, it is not necessary in connection with (i) the offer, sale and delivery of the Offered Securities by the Company to the Initial Purchasers pursuant to this Agreement or (ii) the resales of the Offered Securities or the Guarantees by the Initial Purchasers in the manner contemplated by this Agreement, to register Offered Securities under the Securities Act.

15.                                 It is not necessary to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act.  The Indenture conforms in all material respects to the requirements of the Trust Indenture Act, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

16.                                 To our knowledge, there are no contracts, agreements or understandings between Parent, the Company or any Subsidiary Guarantor and any person granting such person the right to require Parent, the Company or such Subsidiary Guarantor to file a registration statement under the Securities Act with respect to any securities of Parent, the Company or such Subsidiary Guarantor or to require Parent, the Company or such Subsidiary Guarantor to include such securities with the Securities and Guarantees registered pursuant to any Registration Statement.

We have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Initial Purchasers and counsel for the Initial Purchasers, at which conferences the contents of the Offering Circular and related matters were discussed, and, although we have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Circular, on the basis of the foregoing (relying as to materiality to a large extent upon officers and other representatives of the Company), no facts have come to our attention which lead us to believe that the Offering Circular, on the date thereof or at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that we express no opinion with respect to the financial statements and related notes thereto and the other financial and statistical data included in the Offering Circular).

The foregoing opinion is strictly limited to the matters stated herein, and no other or more extensive opinion is intended or implied or to be inferred beyond the matters expressly stated herein. The foregoing opinion is, with your concurrence, based on and is limited to, as in effect on the date hereof, the internal laws of the State of New York, the Delaware General Corporation Law and the relevant federal law of the United States of America, and we render no opinion with respect to the law of any other jurisdiction or, without limiting the generality of the foregoing, the effect of the laws of any other jurisdiction, other than the State of New York, where enforcement of the Purchase Agreement and the transactions contemplated thereby may be sought.

For purposes of the opinions set forth above, (i) “Applicable Laws” means the Delaware General Corporation Law and those laws, statutes, rules and regulations of the State of New York, and the federal laws of United States of America, in each case which, in our experience, are normally applicable to transactions of the type contemplated by the Purchase Agreement (other than state securities laws and antifraud laws), but without our having made any special investigation concerning the applicability of any other law, statute, rule or regulation; (ii) Governmental Authority means any New York, Delaware or federal executive, legislative, judicial, administrative or regulatory body under Applicable Laws and (iii) Applicable Contracts mean the Documents and the documents listed on Schedule I attached hereto.

Insofar as the opinions expressed in paragraph 10 require interpretation of certain agreements other than the Documents, (i) we have assumed with your permission that all courts of competent jurisdiction would enforce such agreements as written but would apply the internal laws of New York without giving effect to any choice of law provisions contained therein or any choice of law principles which would result in application of the internal laws of any other jurisdiction and (ii) to the extent that any questions of legality or legal construction have arisen in connection with our review, we have applied the laws of New York in resolving such questions.  We advise you that certain of such agreements may be governed by other laws, that such laws may vary substantially from the law assumed to govern for purposes of this opinion and that this opinion may not be relied upon as to whether or not a breach or default would occur under the law actually governing any such agreement.

In rendering the opinions set forth above, we express no opinion as to the effectiveness of any section in the Documents insofar as:

(i) it selects the State of New York as the exclusive forum for the litigation referred to therein;

(ii) it purports to waive any objection to the laying of venue or to waive the defense of forum non conveniens in any action or proceeding referred to therein;

(iii) it purports to waive any rights to a jury trial;

(iv) it relates to the subject matter jurisdiction of any United States Federal Court sitting in the State of New York to adjudicate any controversy related to such Document;

(v) it provides that the Document may only be amended, modified or waived in writing;

(vi) it purports to restrict access to legal or equitable remedies;

(vii) it purports to establish evidentiary standards;

(viii) it provides for severability or states that all rights or remedies of any party are cumulative and may be enforced in addition to any other right or remedy and that the election of a particular remedy does not preclude recourse to one or more remedies;

(ix) it purports to grant any Person the right to apply to a court of equity for an injunction; or

(x) it purports to permit any party to make determinations in its sole discretion.

In addition, we express no opinion as to the effectiveness of service of process by mail in any suit, action or proceeding, of any nature arising in connection with or in any way relating to any Document or as to the effect on the opinions herein stated of the compliance or non-compliance of any party (other than the U.S. Obligors) to the Documents with any state, Federal, foreign or other laws or regulations applicable to it.

This opinion is rendered solely for your information in connection with the transaction described above and may not be relied upon by you in any other capacity or for any other purpose and may not be used or relied upon by any other person or entity for any purpose without our express prior written consent; provided, that this opinion may be relied upon by U.S. Bank National Association, as Trustee, to the same extent as if this opinion were addressed to it.  Except for the use permitted herein, this opinion may not be quoted, circulated or published, in whole or in part, otherwise referred to, filed with or furnished to any other person or entity, without our express prior written authorization.  This opinion is not a guarantee or an opinion respecting matters of fact and should not be construed or relied on as such.  The opinions expressed herein are as of the date hereof, and we undertake no responsibility to update this opinion after the date hereof and assume no responsibility for advising you of any changes with respect to any matters described in this opinion that may occur subsequent to the date hereof or with respect to the discovery subsequent to the date hereof of information not previously known to us pertaining to the events occurring prior to the date hereof.

Sincerely,

Mayer, Brown, Rowe & Maw LLP

SCHEDULE I

Stock Purchase Agreement, dated October 21, 2003, by and among the sellers named therein, Invensys plc and IMS Meters Holdings, Inc. (renamed Sensus Metering Systems Inc.).

Purchase Agreement, dated as of December 11, 2003, among Sensus Metering Systems Inc., Sensus Metering Systems (Bermuda 2) Ltd., Credit Suisse First Boston LLC and Goldman, Sachs & Co. as supplemented by the Counterparts to the Purchase Agreement dated December 17, 2003.

Indenture, dated as of December 17, 2003, among Sensus Metering Systems Inc., the guarantors named therein and U.S. Bank National Association, as Trustee.

Registration Rights Agreement, dated as of December 17, 2003, among Sensus Metering Systems Inc., the guarantors named therein, Credit Suisse First Boston LLC and Goldman, Sachs & Co.

Credit Agreement, dated December 17, 2003, among Sensus Metering Systems Inc., Sensus Metering Systems (LUXCO 2) S.A.RL., Sensus Metering Systems (Bermuda 2) LTD., the lenders named therein, Credit Suisse First Boston, as General Administrative Agent and U.S. Collateral Agent and Credit Suisse First Boston, as European Administrative Agent and European Collateral Agent, Credit Suisse First Boston and Goldman Sachs Credit Partners L.P., as Joint Bookrunners and Joint Lead Arrangers and Goldman Sachs Credit Partners L.P., as Syndication Agent.

U.S. Guarantee and Collateral Agreement, dated as of December 17, 2003, among Sensus Metering Systems Inc., a Delaware corporation, Sensus Metering Systems (Bermuda 2) Ltd., a company organized under the laws of Bermuda, the Domestic Subsidiaries party thereto and Credit Suisse First Boston, as U.S. collateral agent.

EXHIBIT D

FOR DISCUSSION PURPOSES ONLY:

SUBJECT TO REVIEW OF DOCUMENTS AND DUE DILIGENCE

DRAFT
(10.Dec.03)

[     ] December 2003

Credit Suisse First Boston LLC
Goldman, Sachs & Co.
	DIRECT LINE:	441 299 4921
c/o Credit Suisse First Boston LLC	E-MAIL:	bkholdipp@cdp.bm
Eleven Madison Avenue	OUR REF:	BKH/jer/327557/d.94936Corp
New York, New York 10010-3629	YOUR REF:
USA

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
USA

Dear Sirs

Sensus Metering Systems (Bermuda 2) Ltd. (the “Guarantor”)

We have acted as special legal counsel in Bermuda to the Guarantor in connection with the issuance by Sensus Metering Systems, Inc., (the “Company”) of 8 5/8% senior subordinated notes due 2013 in an aggregate principal amount of US$275,000,000 (the “Notes”), guaranteed by the Guarantor on a senior subordinated basis pursuant to the indenture dated as of [    ] December 2003 (the “Indenture”, which term does not include any other document or agreement whether or not specially referred to therein or attached as an exhibit or schedule thereto) among the Company, as issuer, the Guarantor, as guarantor, certain subsidiaries of the Company party thereto and U.S. Bank National Association, as trustee (the “Trustee”), and the offering of the Notes pursuant to the offering circular dated as of [   ] December 2003 (the “Offering Document”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

For the purposes of giving this opinion, we have examined the following documents:

(i)                                     the Offering Document;

(ii)                                  a facsimile copy of the executed Indenture;

(iii)                               a facsimile copy of an executed purchase agreement, dated as of [    ] December 2003, among Credit Suisse First Boston LLC and Goldman, Sachs & Co. as purchasers (collectively, the             “Purchasers”), the Company and the Guarantor (the “Purchase Agreement”); and

(iv)                              a facsimile copy of an executed exchange and registration rights agreement, dated as of [    ] December 2003, among Credit Suisse First Boston LLC and Goldman, Sachs & Co. as the initial purchasers (collectively, the “Initial Purchasers”), the Company, certain subsidiaries of the Company and the Guarantor (the “Registration Rights Agreement”).

The Indenture, the Purchase Agreement and the Registration Rights Agreement are herein sometimes collectively referred to as the “Documents” (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed the memorandum of association and the bye-laws of the Guarantor, each certified by the Secretary of the Guarantor on [   ] December 2003 and unanimous written resolutions of the directors of the Guarantor dated [   ] December 2003, (together, the “Resolutions”), and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinions set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the capacity, power and authority of each of the parties to the Documents, other than the Guarantor, to enter into and perform its respective obligations under the Documents, (d) the due execution of the Documents by each of the parties thereto, other than the Guarantor, and the delivery thereof by each of the parties thereto, (e) the accuracy and completeness of all factual representations made in the Offering Document, the Documents and other documents reviewed by us, (f) that the Resolutions remain in full force and effect and have not been rescinded or amended, (g) that the Guarantor is entering into the Documents pursuant to its business of acting as a holding company, (h) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (i) the validity and binding effect under the laws of the State of New York (the “Foreign Laws”) of the Documents in accordance with their respective terms, (j) the validity and binding effect under the Foreign Laws of the submission by the Guarantor pursuant to the Documents to the non-exclusive jurisdiction of the federal and state courts sitting in the Borough of Manhattan in The City of New York, the State of New York (the “Foreign Courts”), (k) that none of the parties to the Documents has carried on or will carry on activities, other than the performance of its obligations under the Documents, which would constitute the carrying on of investment business in or from within Bermuda and that none of the parties to the Documents, other than the Guarantor, will perform its obligations under the Documents in or from within Bermuda.

The obligations of the Guarantor under the Documents (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available, (d) may not be given effect to by a Bermuda court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages.  Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

We express no opinion as to the enforceability of any provision of the Documents which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of the Guarantor.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda.  This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.  This opinion is issued at the request of the Company and the Guarantor and is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.                                       The Guarantor is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.                                       The Guarantor has the necessary corporate power and authority to enter into and perform its obligations under the Documents (including the guaranty of the Notes and the Exchange Notes (as defined in the Registration Rights Agreement), in each case as provided for in the Indenture) and the necessary corporate power to own its properties and conduct its business, in each case as described in the Offering Document.  The execution and delivery of the Documents by the Guarantor and the performance by the

Guarantor of its obligations thereunder will not violate the memorandum of association or bye-laws of the Guarantor nor any applicable law, regulation, order or decree in Bermuda.

3.                                       The Guarantor has taken all corporate action required to authorise its execution, delivery and performance of the Documents (including the guaranty of the Notes and the Exchange Notes (as defined in the Registration Rights Agreement) in each case as provided for in the Indenture). The Documents (including the Indenture which provides for the Guarantor’s guaranty of the Notes and the Exchange Notes (as defined in the Registration Rights Agreement)) have been duly executed and delivered by or on behalf of the Guarantor, and constitute the valid and binding obligations of the Guarantor, in accordance with the terms thereof.

4.                                       No order, consent, approval, licence, authorisation or validation of or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorise or is required in connection with the execution, delivery, performance and enforcement of the Documents.

5.                                       It is not necessary or desirable to ensure the enforceability in Bermuda of the Documents that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda.  However, to the extent that any of the Documents creates a charge over assets of the Guarantor, it may be desirable to ensure the priority in Bermuda of the charge that it be registered in the Register of Charges in accordance with Section 55 of the Companies Act 1981.  On registration, to the extent that Bermuda law governs the priority of a charge, such charge will have priority in Bermuda over any unregistered charges and over any subsequently registered charges, in respect of the assets which are the subject of the charge.  A registration fee of $468 will be payable in respect of the registration.

While there is no exhaustive definition of a charge under Bermuda law, a charge normally has the following characteristics:

(i)                                             it is a proprietary interest granted by way of security which entitles the chargee to resort to the charged property only for the purposes of satisfying some liability due to the chargee (whether from the chargor or a third party); and

(ii)                                          the chargor retains an equity of redemption to have the property restored to him when the liability has been discharged.

However, as the Documents are governed by the Foreign Laws, the question of whether they would possess these particular characteristics would be determined under the Foreign Laws.

6.                                       The Documents will not be subject to ad valorem stamp duty in Bermuda.

7.                                       Based solely upon a search of the Cause Book of the Supreme Court of Bermuda conducted at [             ] a.m. on [     ] December 2003 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), there are no judgments against the Guarantor, nor any legal or governmental proceedings pending in Bermuda to which the Guarantor is subject.

8.                                       The choice of the Foreign Laws as the governing law of the Documents is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda.  The submission in the Documents to the non-exclusive jurisdiction of the Foreign Courts is valid and binding upon the Guarantor.

9.                                       The courts of Bermuda would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the Guarantor based upon the Documents under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) there is due compliance with the correct procedures under the laws of Bermuda.

Yours faithfully

(a)  CONYERS DILL & PEARMAN